EXHIBIT 10.71

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of this 5th day of September, 2006 (the “Effective Date”), by and among Noah J. Anderson, an individual residing at 467 Arnaz Drive, Apt. 204, Los Angeles, CA 90048 (“Purchaser”), and Cord Blood America, Inc., a Florida corporation with a business address of 9000 W. Sunset Boulevard, Suite 400, West Hollywood, CA 90069 (“Seller”).

Recitals:

A.

Seller owns all of the issued and outstanding shares of capital stock of Family Marketing, Inc., a Nevada corporation (the “Company”).

B.

The Company is engaged in providing interactive direct marketing services, specializing in fixed-cost online customer acquisition and lead generation services (the “Business”); and

C.

Purchaser desires to acquire the Company and Seller wishes to sell the Company to Purchaser on the terms set forth below.

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and $10 and such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, effective as of the Effective Date, the parties agree as follows:

1)

SALE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, Seller hereby sells, assigns, transfers and delivers to Purchaser, free and clear of all liens, claims, and encumbrances thereon, and Purchaser hereby purchases from Seller, all of the issued and outstanding shares of capital stock of the Company (the “Shares”).

2)

REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Purchaser as follows:

a)

Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and is legally qualified to transact business in California.

b)

Authority. The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets. The execution of this Agreement and the delivery hereof to Purchaser and the sale contemplated herein have been duly authorized by the Company’s Board of Directors and, if required, by its stockholders. Seller has the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and constitutes a valid and binding obligation of Seller enforceable in accordance with its terms. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or Seller in any way.

c)

Shares. The Company’s authorized capital stock consists of 10,000 shares of Common Stock, no par value, of which 100 shares have been issued to Seller. Seller owns all of the issued and outstanding shares of the Company. All of the Shares are duly authorized, validly issued, fully paid and non-assessable. Seller is the lawful record and beneficial owner of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, and has the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein. There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company. Upon the delivery to Purchaser of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

d)

Basic Corporate Records. The copies of the Articles of Incorporation of the Company and the Bylaws of the Company, all of which have been delivered to Purchaser, are true, correct and complete as of the date of this Agreement.

e)

Subsidiaries and Affiliates. The Company does not have any subsidiaries. The Company has made no advances to, or investments in, nor owns beneficially or of record, any securities of or other interest in, any business, entity, enterprise or organization. There are no written or oral contracts between the Company and Seller. There are no rights, privileges or advantages now enjoyed by the Company as a result of the ownership of the Company by Seller which will be lost as a result of the consummation of the transactions contemplated by this Agreement.

f)

Consents. No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by Purchaser in the same manner after the Effective Date as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company.

g)

Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company’s balance sheet as of August 31, 2006 (the “Balance Sheet Date”), there are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) tax liabilities incurred in respect of or measured by income for any period prior to the close of business on the Balance Sheet Date, or arising out of transactions entered into, or any state of facts existing, on or prior to said date, and (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company, other than liabilities and contingent liabilities incurred in the ordinary course of business since the Balance Sheet Date consistent with the Company’s recent customary business practice, none of which is materially adverse to the Company.

h)

Taxes. The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to any and all taxes (“Taxes”) required to be filed by the Company with any authority. All such Returns are true, correct and complete in all respects. The Company has paid all Taxes shown to be due on such Returns. Seller and the Company have furnished and made available to Purchaser complete and accurate copies of all income and other Tax Returns and any amendments thereto filed by the Company since its inception. The Company has withheld and paid to the proper authority all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party for all periods ending on or before the Effective

Date. The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against the Company. There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied. The Company is not a party to nor has it been notified in writing that it is the subject of any pending, proposed, or threatened action, investigation, proceeding, audit, claim or assessment by or before the Internal Revenue Service or any other governmental authority, nor does the Company have any reason to believe that any such notice will be received in the future. The Internal Revenue Service has never audited any federal income tax return of the Company. The Company has not filed any requests for rulings with the Internal Revenue Service. No power of attorney has been granted by the Company or its Affiliates with respect to any matter relating to Taxes of the Company. There are no Tax liens of any kind upon any property or assets of the Company, except for inchoate liens for Taxes not yet due and payable. The Company is not a party to, nor has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

i)

Accounts. As of the date hereof, the accounts receivable and accounts payable of the Company are approximately $78,000 and $42,000, respectively. Such accounts receivable are reflected in the August 31, 2006 financial statements and are in accordance with the generally accepted accounting principles (GAAP). They arose in transactions in the ordinary course of business and represent valid and binding obligations of others for the total dollar amount shown thereon and are not subject to any recoupments, set-offs, or counterclaims. On the Effective Date, the Company shall deliver to Seller a letter confirming that the Company has forgiven the amounts due from Seller to the Company in the form attached hereto as Exhibit 2(i).

j)

Real Property. The Company does not own or lease any real property.

k)

Customers. To the best knowledge of Seller, there has not been any event, happening, threat or fact that would lead them to believe that any customer of the Company will terminate or materially alter its business relationship with the Company after completion of the transactions contemplated by this Agreement.

l)

Patents, Software, Trademarks, Etc. The Company owns, or possesses licenses or other rights to use, all of the websites, software, trademarks, copyrights and trade secrets, if any, necessary to conduct its business as now operated by it, including the following websites: www.familymarketing.com, www.planningfamily.com, www.freebabyoffers.com, www.babyplaceonline.com , www.pregnancy-guide.net (the “Intangibles”). Seller hereby specifically acknowledges that all right, title and interest in and to all such websites are owned by the Company and that the ownership of such websites will be transferred as part of the Company to Purchaser as part of the transaction contemplated hereby. No officer, director, shareholder or employee of the Company or any relative or spouse of any such person owns any patents or patent applications or any inventions, software, secret formula or processes, trade secrets or other similar rights, nor is any of them a party to any license agreement, used by or useful to the Company or related to the Business. All of said Intangibles are valid and in good standing, are free and clear of all liens, security interests, charges, restrictions and encumbrances of any kind whatsoever, and have not been licensed to any third party. The Company has not been charged with, nor has it infringed, nor to Seller’ knowledge is it threatened to be charged with infringement of, any patent, proprietary rights or trade secrets of others in the conduct of its business, and, to the date hereof, neither Seller nor the Company has received any notice of conflict with or violation of the asserted rights in intangibles or trade secrets of others. The consummation of the transactions contemplated hereby will not alter or impair any rights of the Company in any such Intangibles. The Company has the sole and exclusive right to use its corporate and trade names in the jurisdictions where it transacts business.

m)

Contracts. The Company is not subject to any material contract or agreement that cannot be terminated within one week other than those listed in SCHEDULE 2(m). Except as set forth in

SCHEDULE 2(m), (i) all contracts, agreements and commitments of the Company set forth in SCHEDULE 2(m) are valid, binding and in full force and effect, and (ii) neither the Company nor any other party to any such contract, agreement, or commitment has materially breached any provision thereof or is in default thereunder. The sale of the Shares by Seller in accordance with this Agreement will not result in the termination of any contract, agreement or commitment of the Company set forth in SCHEDULE 2(m), and immediately after the Effective Date, each such contract, agreement or commitment will continue in full force and effect without the imposition or acceleration of any burdensome condition or other obligation on the Company resulting from the sale of the Shares by Seller.

n)

Compliance with the Law. The Company is in compliance with all applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal. The Company has, and at the Effective Date will have, all licenses, permits or other authorizations of governmental, regulatory or administrative agencies or authorities (collectively, “Licenses”) required to conduct the Business.

o)

Litigation. The Company is not a party to any pending litigation. There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the knowledge of Seller, threatened, against Seller or the Company, relating to the Business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to Seller for any such action. There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon Seller or the Company relating to the Business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise adversely affect its method or manner of doing business.

3)

REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

a)

Enforceability. This Agreement has been duly and validly executed and delivered on behalf of Purchaser and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms to the extent allowed by law.

b)

Access. Purchaser and his representatives have had full and complete access to records and information relating to the Company, have had the opportunity to ask all questions of and receive all answers from the Seller and its officers and directors concerning the Seller, the Company, and the Business that Purchaser and his representatives have deemed necessary and material for an evaluation of the merits and risks of his purchase of the Company, and have had an opportunity to obtain additional information to the extent deemed necessary or advisable by Purchaser or his representatives in order to verify the accuracy of the information obtained.

c)

Investment Experience. Purchaser has held the title of President of the Company, has sufficient knowledge, experience and sophistication in financial and business matters and is capable of evaluating the merits and risks of his purchase of the Company and making an informed investment decision with respect to the Company.  Purchaser further acknowledges that as President, he was familiar with all aspects of the business operations, including finances and contract status.

4)

COVENANTS AND ADDITIONAL AGREEMENTS OF THE PARTIES.

a)

Tax Matters.

i)

Tax Periods Ending on or Before the Effective Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Effective Date which are filed after the Effective Date. Purchaser shall permit Seller to review and comment on each such Return described in the preceding sentence prior to filing and shall make such revisions to such Returns as are reasonably requested by Seller. To the extent such Taxes are not fully reserved for in the Company’s financial statements, Seller shall pay to Purchaser an amount equal to the unreserved portion of such Taxes. Such payment, if any, along with the costs and expenses incurred by Purchaser in the preparation and filing of the Tax Returns, shall be paid by Seller to Purchaser within fifteen (15) days after receipt of written notice from Purchaser that such Taxes were paid by Purchaser.

ii)

Tax Periods Beginning Before and Ending After the Effective Date. Purchaser shall prepare or cause to be prepared and file or cause to be filed any Returns of the Company for Tax periods that begin before the Effective Date and end after the Effective Date. To the extent such Taxes are not fully reserved for in the Company’s financial statements, Seller shall pay to Purchaser an amount equal to the unreserved portion of such Taxes that relates to the portion of the Tax period ending on the Effective Date. Such payment, if any, shall be paid by Seller within thirty (30) days after receipt of written notice from Purchaser that such Taxes were paid by Purchaser for a period beginning prior to the Effective Date. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Effective Date, the portion of such Tax that relates to the portion of such Tax period ending on the Effective Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Effective Date and the denominator of which is the number of days in the entire Tax period (the “Pro Rata Amount”), and (ii) in the case of any Tax based upon or related to income or receipts, be deemed equal to the amount that would be payable if the relevant Tax period ended on the Effective Date. Seller shall pay to Purchaser with the payment of any taxes due hereunder, Seller’ Pro Rata Amount of the costs and expenses incurred by Purchaser in the preparation and filing of the Tax Returns. Any net operating losses or credits relating to a Tax period that begins before and ends after the Effective Date shall be taken into account as though the relevant Tax period ended on the Effective Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

iii)

Refunds and Tax Benefits. Any Tax refunds that are received after the Effective Date by Seller (other than tax refunds received in connection with such Seller individual tax Returns), Purchaser or the Company, and any amounts credited against Tax to which Seller, Purchaser or the Company become entitled, shall be for the account of the Company, and Seller shall pay over to Purchaser any such refund or the amount of any such credit within thirty (30) days after receipt or entitlement thereto. In addition, to the extent that a claim for refund or a proceeding results in a payment or credit against Tax by a taxing authority to Seller, Seller shall pay such amount to Purchaser within thirty (30) days after receipt or entitlement thereto.

iv)

Cooperation on Tax Matters. Purchaser, the Company and Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and Seller agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Effective Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective tax periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) for seven years from the Effective Date to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or Seller, as the case may be, shall allow the other party to take possession of such books and records. Purchaser and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Purchaser and Seller further agree, upon request, to provide the other party with all information that either party may be required to report pursuant to §6043 of the Code and all Treasury Department Regulations promulgated thereunder.

v)

Transfer Taxes. All transfer, sales, use and other such Taxes and fees (“Transfer Taxes”) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Seller when due, and Seller will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes.

b)

Post-Closing Documents. Subsequent to the Effective Date, Seller will execute and deliver from time to time at the request of Purchaser all such further instruments as, in the reasonable opinion of Purchaser’s counsel, may be required in order to vest in Purchaser full, unencumbered and complete title to the Shares to be conveyed by Seller to Purchaser hereunder or to maintain intact all right, title and interest of the Company under any contract, license, permit or other document or instrument of the Company or relating to the Business that would otherwise be adversely affected by such transfer of the Shares.

c)

Transfer of Shares. Seller will sell, assign, transfer and deliver to Purchaser all of the issued and outstanding Shares of the Company as provided in Section 1 hereinabove, free and clear of any liens, pledges, charges, encumbrances, restrictions and transfer taxes of any kind. Seller shall deliver to Purchaser all of their certificates evidencing the Shares duly endorsed for transfer, or with a duly executed stock power attached, signatures guaranteed. If and to the extent that the States of Florida, California or Nevada require notice of the share transfer to be given to the Secretaries of State of those States, Purchaser shall submit such notification and Seller shall cooperate in this regard.

d)

Resignations. Matthew Schissler and Sandra Anderson shall execute and deliver the resignation attached hereto as Exhibit 3(d)(i). Noah Anderson shall execute and deliver the resignation attached hereto as Exhibit 3(d)(ii). Seller hereby accepts Mr. Anderson’s resignation effective September 5th, 2006. The parties hereby agree that the Employment Agreement between Mr. Anderson and Seller, dated January 1, 2006, as amended (the “Employment Agreement”), is hereby terminated as is of no further force or effect.

e)

Non-Competition Agreement.

i)

Seller covenants and agrees that for a period equal to two (2) years from the Effective Date, Seller shall not, directly or indirectly (a) engage in any business that is the same or essentially the same as, or which performs any substantial part of, the Business (a “Competing Business”), (b) recruit, attempt to recruit, or hire the employees of the Company to become employed by Seller or to otherwise terminate their employment relationship with the Company, (c) solicit, contact, call upon, communicate with or attempt to communicate, with any customer of the Company or any representative of any customer of the Company, or any person that was a prospect of the Company at the time of the Effective Date, with a view to selling or providing any service the same or essentially the same as that sold or provided by the Company or provide such services to any such customer (except on behalf of the Company); (d) solicit, contact, call upon, communicate with or attempt to communicate, with any referral source of the Company, or any representative of any referral source of the Company, with a view to obtaining referrals for any service the same or essentially the same as that sold or provided by the Company (except on behalf of the Company); or (e) render advice or assistance, or have any interest in, or provide any services to any Competing Business; provided, however, that ownership of no more than one percent (1%) of the stock of a publicly traded corporation engaged in a competitive business shall not be deemed to be engaging in a Competing Business. Seller acknowledges that violation of such covenant not to compete would cause irreparable harm to Purchaser and the Company, which cannot be fully redressed by payment of damages. Accordingly, Purchaser shall be entitled in addition to any other right or remedy it may have, at law or in equity, to an injunction, enjoining or restraining Seller from any violation or threatened violation of this section. If any of the rights or restrictions contained herein shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical scope thereof or any other provision of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision and enforce this section in its reduced form for all purposes in the manner contemplated hereby.

ii)

Purchaser covenants and agrees that for a period equal to two (2) years from the Effective Date, Purchaser shall not, directly or indirectly (a) engage in any business that is the same or essentially the same as, or which performs any substantial part of, the Seller’s blood banking business or TV and radio advertising business (a “Seller Competing Business”), (b) recruit, attempt to recruit, or hire the employees of the Seller to become employed by Purchaser or to otherwise terminate their employment relationship with the Seller, (c) solicit, contact, call upon, communicate with or attempt to communicate, with any customer of the Seller or any representative of any customer of the Seller, or any person that was a prospect of the Seller at the time of the Effective Date, with a view to selling or providing any service the same or essentially the same as the Seller Competing Business (except on behalf of the Seller); (d) solicit, contact, call upon, communicate with or attempt to communicate, with any referral source of the Seller, or any representative of any referral source of the Seller, with a view to obtaining referrals for any service the same or essentially the same as Seller Competing Business (except on behalf of the Seller); or (e) render advice or assistance, or have any interest in, or provide any services to any Seller Competing Business; provided, however, that ownership of no more than one percent (1%) of the stock of a publicly traded corporation engaged in a competitive business shall not be deemed to be engaging in a Seller Competing Business. Purchaser acknowledges that violation of such covenant not to compete would cause irreparable harm to Seller, which cannot be fully redressed by payment of damages. Accordingly, Seller shall be entitled in addition to any other right or remedy it may have, at law or in equity, to an injunction, enjoining or restraining Purchaser from any violation or threatened violation of this section. If any of the rights or restrictions contained herein shall be deemed by a court of competent jurisdiction to be unenforceable by reason of the extent, duration or geographical scope thereof or any other provision of this Agreement, the parties hereto contemplate that the court shall reduce such extent, duration, geographical scope or other provision and enforce this section in its reduced form for all purposes in the manner contemplated hereby.

f)

Confidentiality Covenant. Seller covenants and agrees to maintain in strictest confidence and refrain at all times from disclosing to any other person for any purpose any confidential or proprietary information of or pertaining to the Company or Purchaser. For purposes hereof, confidential or proprietary information shall include, but not be limited to, business or management methods, marketing data, operational methods or procedures, sales and profit figures, budgets, spending plans, financial data, and customer, supplier and employee lists and information. Without limiting the other possible remedies to Purchasers for the breach of this covenant, Seller agrees that injunctive or other equitable relief shall be available to enforce this covenant, such relief to be without the necessity of posting a bond, cash or otherwise.

Release stricken

5)

INDEMNIFICATION.

a)

Indemnity of Purchaser. Seller agrees to indemnify and hold harmless Purchaser, the Company, and their respective officers, directors, agents and employees, successors and assigns from and against and in respect of any and all claims, demands, actions, suits, losses, costs, damages, consequential damages, liabilities, charges, expenses, obligations, judgments, lost profits, diminution in value and deficiencies of any kind or character, including, without limitation, interest and penalties, which may be asserted or secured against, sustained, suffered or incurred by Purchaser, the Company or any of such other persons and arises out of or in any manner is incident to, relates to or is attributable to:

i)

Any misrepresentation, misstatement, omission, breach of warranty or nonfulfillment of any obligation, covenant or condition on the part of Seller or the Company herein or in any Schedule or Exhibit hereto;

ii)

Any liability of Purchaser for any liability or obligation of the Company to be satisfied by Seller pursuant to the terms hereof, whether accrued, absolute, contingent or otherwise and whether known or unknown, due or which became due;

iii)

Any failure by Seller to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or any Schedule or Exhibit hereto or under any certificate or other document or agreement executed by it in connection herewith; and

iv)

Any and all material actions, suits, proceedings, demands, assessments or judgments, including legal and other necessary and reasonable costs and expenses, incident to any of the foregoing.

b)

Indemnity of Seller. Purchaser agrees to indemnify and hold harmless Seller, the Company, and their respective officers, directors, agents and employees, successors and assigns from and against and in respect of any and all claims, demands, actions, suits, losses, costs, damages, consequential damages, liabilities, charges, expenses, obligations, judgments, lost profits, diminution in value and deficiencies of any kind or character, including, without limitation, interest and penalties, which may be asserted or secured against, sustained, suffered or incurred by Seller or any of such other persons and arises out of or in any manner is incident to, relates to or is attributable to:

i)

Any misrepresentation, misstatement, omission, breach of warranty or nonfulfillment of any obligation, covenant or condition on the part of Purchaser herein or in any Schedule or Exhibit hereto;

ii)

Any liability of Seller for any liability or obligation to be satisfied by Purchaser pursuant to the terms hereof, whether accrued, absolute, contingent or otherwise and whether known or unknown, due or which became due;

iii)

Any failure by Purchaser to perform or observe, or to have performed or observed, in full, any covenant, agreement or condition to be performed or observed by it under this Agreement or any Schedule or Exhibit hereto or under any certificate or other document or agreement executed by it in connection herewith; and

iv)

Any and all material actions, suits, proceedings, demands, assessments or judgments, including legal and other necessary and reasonable costs and expenses, incident to any of the foregoing.

c)

Effect of Purchaser’s Knowledge. Any knowledge of any matter by Purchaser or any disclosure to Purchaser by Seller of any matter shall not reduce or affect any indemnification claim of Purchaser hereunder unless and except for any disclosures by Seller on any schedule hereto delivered at the time of execution hereof.

d)

Survival. All of the covenants, agreements, representations and warranties contained in or made in connection with or pursuant to this Agreement shall survive the closing of the transactions contemplated hereby and any investigation at any time made by or on behalf of Purchaser and shall be perpetual; provided, however, that any covenants or agreements that are expressly limited in duration pursuant to the terms thereof shall survive the closing only for such specified duration.

6)

MISCELLANEOUS.

a)

Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a national courier service, or mailed by registered or certified mail, return receipt requested, to the addresses designated in the first paragraph of this Agreement or at such other address as may be designated in writing by notice given personally or by national courier service or by registered or certified mail return receipt requested.

b)

Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of California.

c)

Arbitration. The parties agree that any and all disputes arising out of this Agreement shall be finally resolved by binding arbitration.  However, either party may seek ancillary remedies from any court having jurisdiction over the parties. The parties recognize that they are hereby giving up their right to a trial by jury and related rights associated with trying a case in court, and hereby waive this right in order to allow for the swift and private resolution of disputes.  Arbitration shall be conducted in Los Angeles, California.  All arbitration proceedings under this Agreement shall be administered by the American Arbitration Association, and conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator selected in accordance with those rules, except that any claim, counterclaim, dispute or controversy in excess of $200,000 (excluding interest and costs) shall be settled or resolved before a panel of three arbitrators.   The sole arbitrator, and the presiding arbitrator in a panel of three arbitrators, shall be a practicing California attorney or retired California or U.S. federal judge.  The arbitrability of any and all claims, counterclaims, disputes or controversies hereunder shall be decided by the arbitrator(s).  The arbitrator(s) shall render an award in accordance with substantive California law not later than 30 days after the conclusion of the arbitration proceedings.

d)

Assignability. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, however, that rights and obligations of Purchaser under this Agreement (i) shall pass to any successor corporation which assumes its business and affairs by merger, consolidation or by acquisition of substantially all its assets or substantially all its stock and (ii) may be assigned to any affiliate of Purchaser, without any such prior written consent by any other party hereto.

e)

Entire Agreement. This instrument, together with the Schedules and Exhibits hereto and the financial statements referred to herein, contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and representations.

f)

Amendments. This Agreement may be changed or modified only by an instrument executed by Seller and Purchaser.

g)

Parties In Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective heirs, successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer upon any other person any rights or remedy under or by reason of this Agreement.

h)

Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and do not affect the interpretation or meaning of this Agreement.

i)

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

j)

Waiver. The waiver by any party hereto of any breach, default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation, or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

k)

Remedies on Default. The parties expressly recognize that the Company, the Shares and the Business are unique property and that money damages may not compensate the nondefaulting party for its loss. Accordingly, it is agreed that if one party hereto materially defaults hereunder and another party hereto is not in prior material breach hereunder, such nondefaulting party shall, in addition to any remedy available at law, be entitled to a remedy of specific performance of the terms of this Agreement against the defaulting party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PURCHASER	SELLER

Cord Blood America, Inc.

By
Noah J. Anderson	Matthew L. Schissler

SCHEDULE 2(m)

To: Cord Partners, Inc.

This letter is to confirm that the $82,500 in invoices that are currently due to Family Marketing, Inc. have been written off. Cord Partners, Inc. has no further obligation to Family Marketing, Inc.

Noah Anderson  -  President

Dated: September 5, 2006

SCHEDULE 2(m)

List of Contracts

Cord Partners, Inc (Contract for lead generation terminated 8/24/06)

SearchRev ($10,000 to cancel)

Catamount Group

SmartSource (News America Corporation)

Gecko Media (License for technology – Royalty Agreement)

MaximumASP ($4,200 to cancel)

Exhibit 3(d)(i)

Resignation

Effective September 5th, 2006, Matthew L. Schissler and Sandra Anderson hereby resign as officers and directors of Family Marketing, Inc., a Nevada corporation (the “Company”), and, in consideration of the acceptance of such resignation and such other consideration the receipt and sufficiency of which are hereby acknowledged, they each hereby release, acquit and forever discharge the Company of and from any and all rights, claims, demands, damages, and causes of action, of any nature whatsoever, whether known or unknown, which either of them may have had, may now have, or may hereafter have, against the Company by reason of any matter, cause, happening or thing arising prior to the date hereof.

Matthew L. Schissler

Sandra Anderson

Dated: September 5, 2006

Exhibit 3(d)(ii)

Resignation

Effective September 5th, 2006, Noah Anderson hereby resigns as an officer and director Cord Blood America, Inc., a Florida corporation (the “Company”), and he hereby agrees that his Employment Agreement with the Seller, dated January 1, 2006, as amended (the “Employment Agreement”), is hereby terminated and is of no further force or effect and hereby agrees to release, acquit and forever discharge the Company of and from any and all rights, claims, demands, damages, and causes of action, of any nature whatsoever, whether known or unknown, which he may have had, may now have, or may hereafter have, against the Company by reason of his Employment Agreement. Further, by resigning, Noah Anderson agrees that he is forfeiting any severance package owed to him by Seller. Further, Noah Anderson agrees to continue to act as a consultant to Seller through September 15th, 2006 to transition his responsibilities to Company.

Noah Anderson

Dated: September 5, 2006